As filed with the Securities and Exchange Commission on June 20, 2012.

Registration Number 333-182118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-1307044
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification No.)

1777 South Harrison Street, Suite 1400 Denver, Colorado	80210
(Address of principal executive offices)	(Zip code)

Birner Dental Management Services, Inc. 2005 Equity Incentive Plan

(Full title of the plan)

Dennis N. Genty

Chief Financial Officer, Secretary, and Treasurer

Birner Dental Management Services, Inc.

1777 South Harrison Street, Suite 1400
Denver, Colorado

(Name and address of agent for service)

(303) 691-0680

(Telephone number, including area code, of agent for service)

Copy to:

Douglas R. Wright, Esq.

Faegre Baker Daniels LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203

(303) 607-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐            Accelerated filer  ☐

Non-accelerated filer  ☐

(Do not check if a smaller reporting company)

Smaller reporting company  ☑

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EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-182118) is being filed for the purpose of including two exhibits that were inadvertently omitted from the prior filing.

Part II

Item 8.	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.

3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.

4.1	Specimen Stock Certificate, incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.

5.1	Opinion of Faegre Baker Daniels LLP

10.1	Birner Dental Management Services, Inc. 2005 Equity Incentive Plan, incorporated herein by reference to Exhibit 99 of the Company’s Definitive Proxy Statement filed with the Securities Exchange Commission on April 27, 2005.

10.2	Form of Restricted Stock Agreement and Grant Notice under 2005 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.2 on Form 8-K (SEC File No. 000-23367), as filed with the Securities and Exchange Commission on July 19, 2005

23.1	Consent of Hein & Associates LLP

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on original signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 20, 2012.

BIRNER DENTAL MANAGEMENT SERVICES, INC.

By:	*
Frederic W.J. Birner
Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Chairman of the Board, Chief Executive	June 20, 2012
Frederic W.J. Birner	Officer and Director (Principal Executive Officer)

/s/ Dennis N. Genty	Chief Financial Officer, Secretary and	June 20, 2012
Dennis N. Genty	Treasurer (Principal Financial and Accounting Officer)

*	President and Director	June 20, 2012
Mark A. Birner, D.D.S.

*	Director	June 20, 2012
Brooks G. O’Neil

*	Director	June 20, 2012
Paul E. Valuck D.D.S.

*	Director
Thomas D. Wolf		June 20, 2012

* By: /s/ Dennis N. Genty Dennis N. Genty, as Attorney-in-Fact	Director	June 20, 2012

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